                                                                    EXHIBIT 10.2


                               SERVICES AGREEMENT

      THIS AGREEMENT (the "AGREEMENT") is made as of the 21ST day of FEBRUARY, 2001 (the "EFFECTIVE DATE") by and between PURCHASESOFT , an E-PROCUREMENT SOFTWARE COMPANY having its principal place of business at ONE RESEARCH DRIVE, WESTBOROUGH, MA 01581 ("CLIENT") and VIA Marketing & Design Inc., a Maine corporation doing business as VIA Inc and having its principal place of business at 34 Danforth Street, Portland, Maine 04101 ("VIA").

1.  SERVICES AND PAYMENT TERMS

      Subject to the terms and conditions of this Agreement, VIA agrees to provide Client with marketing communications services, the scope, timing, and details of which shall be set forth in a supplement to this Agreement that is executed and delivered together with this Agreement (the "INITIAL SUPPLEMENT"), as modified in one or more supplements subsequently agreed upon in writing by VIA and Client from time to time (together with the Initial Supplement, the "SUPPLEMENTS"). Any Supplements shall be substantially in the form attached hereto and, once fully executed by VIA and Client, shall incorporate all of the terms and conditions of this Agreement, and become a part of this Agreement, as if fully set forth herein. All marketing communications services provided to Client by VIA on or after the date hereof, including marketing communications services rendered to Client by VIA which are not governed by the terms of a Supplement, shall be rendered by VIA, and accepted by Client, subject to and in accordance with all of the terms and conditions of this Agreement unless expressly agreed in writing to the contrary by VIA.

      2.  STANDARD TERMS AND CONDITIONS

       The attached Standard Terms and Conditions are hereby incorporated by reference and shall constitute a part of this Agreement as if fully set forth herein.

                             VIA Inc

                             By:   /s/ Sara M. Morris
                                ---------------------------------------
                             Print Name: Sara M. Morris
                                         ------------------------------
                             Title: Finance & HR Principal
                                    -----------------------------------

                             PurchaseSoft

                             By:   /s/ Terry J. Bartz
                                ---------------------------------------
                             Print:   Terry J. Bartz
                                    -----------------------------------
                             Title:   SR. VP Operations/Gen. Counsel
                                    -----------------------------------

                          STANDARD TERMS AND CONDITIONS
                                       FOR
                               SERVICES AGREEMENT
                                      WITH
                                     VIA INC

1.  SERVICES

            1.1 REVIEW OF WORK PRODUCT BY CLIENT. VIA shall give Client a reasonable opportunity to review and approve, prior to publication, all proposed final work product produced by VIA pursuant to the terms of this Agreement. Client agrees to: (i) promptly review and approve (or provide timely feedback regarding deficiencies in) such materials upon delivery thereof by VIA (if Client fails to approve, or provide notice of defects in, such materials promptly, the materials will be deemed to be accepted by Client); (ii) promptly deliver all requested materials and resources to VIA and make all reasonable and necessary accommodations to facilitate VIA's performance of the Services; and
(iii) be solely responsible for any factual errors or omissions contained in or derived from any material submitted to Client by VIA for review and approval that exist after completion of such review and approval by Client.

            1.2 SELECTION FROM AMONG MULTIPLE OPTIONS. To the extent that the Services include the delivery of multiple Deliverables to Client from which Client is to select one (for example, names, trademarks or logos), the Deliverables that are not selected by Client (the "NON-SELECTED DELIVERABLES") shall remain the property of VIA, shall constitute VIA Confidential Information and Client shall have no right, title or interest in or to the Non-Selected Deliverables.

            1.3 EMPLOYEES, AGENTS, INDEPENDENT CONTRACTORS AND SUBCONTRACTORS. VIA shall have the right in its sole discretion to hire any employees, agents, independent contractors and subcontractors to assist VIA in its performance hereunder. VIA shall be solely responsible for payment of all such hired individuals and entities. Neither party shall have the authority to enter into any agreement or to assume any obligation for the other, or to discipline the other party's employees or subcontractors. Subject to the express terms, conditions and requirements of this Agreement, VIA shall be entitled to determine the means, methods, and processes it deems necessary and appropriate to perform the Services, and to establish the rules, procedures, schedules, hours and locations governing its employees and the services performed by them.

            1.4 PROTECTION OF INTELLECTUAL PROPERTY RIGHTS. Client acknowledges that the Services do not include any preparation, filing, registration or other actions necessary or advisable to protect Client's intellectual property rights in or to the Client Marks or the Custom Content provided to Client hereunder, but that Client shall assume full responsibility therefor, subject only to VIA's agreement to cooperate as set forth in Section 3.1 below.


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

2.  PAYMENT TERMS

            2.1 FEES. Unless otherwise agreed to in writing by Client and VIA, VIA shall charge Client the fees as specified in the Supplements, plus any sales or use tax due from Client under any applicable law. Client agrees to pay VIA the fees and expenses as set forth in the Initial Supplement, as amended by future Supplements attached hereto and incorporated herein.

            2.2 EXPENSES. Expenses for travel will be billed at cost. Miscellaneous direct expenses incurred in the regular course of servicing PurchaseSoft (shipping expense, telephone, presentation materials, etc.) will be billed at cost. Direct expenses that involve a significant amount of management time and oversight by VIA (securing usage rights for 3rd party content, scoping/bidding/oversight for printing projects, use of VIA capital, etc.) will be billed at cost plus a 20% management fee. Any Expenses of ten thousand dollars ($10,000) or more shall be paid by Client, in advance, upon VIA's request.

            2.3 BILLING AND PAYMENT TERMS. Except as may otherwise be specified in a Supplement, payments shall be due within fifteen (15) days of the date of VIA's invoices. Except as may otherwise be specified in a Supplement, payments shall be a condition to the license and transfer of proprietary rights pursuant to Article 3 hereof. VIA will provide Client with prompt notice if invoices due become delinquent. If the delinquency continues and Client does not arrange satisfactory payment terms, VIA may terminate its services and pursue collection of amounts due. Client agrees to pay the costs of collecting any past due accounts, including court costs, filing fees and reasonable attorneys' fees.

            2.4 RECORDS. VIA agrees to maintain complete and accurate accounting records in a form consistent with its other accounting practices to support its charges and out-of-pocket expenses hereunder. VIA shall retain such records for a period of one year from the date of final payment under this Agreement or any related work assignment.

3.  PROPRIETARY RIGHTS

            3.1 CUSTOM CONTENT. The parties agree that, upon delivery and Client's acceptance of any final work product, and subject to payment by Client in full of all amounts due to VIA hereunder, the Custom Content will be owned by Client and will be considered, where applicable, to be a "work made for hire" as defined in the U.S. Copyright Act. Subject to Client's payment obligations under this Agreement, VIA hereby assigns and transfers all copyrights in the Custom Content to Client. VIA agrees to execute all documents and perform all other acts reasonably necessary, at Client's expense, but without additional charge to Client, to assist Client in obtaining and registering copyrights and to effectuate the intention of this section. Any drafts of Custom Content not finally accepted by Client shall remain VIA's exclusive property and Client shall promptly return to VIA any and all such drafts and all copies thereof. VIA agrees to archive any electronic files that constitute Custom Content for up to but not exceeding six (6) months after delivery by VIA of final work product.

            3.2 CLIENT CONTENT. As between Client and VIA, Client shall own all right, title and interest in and to the Client Content. Client hereby grants to VIA a non-exclusive, non-transferable license to use, reproduce, copy, display, modify, enhance and maintain the Client Content under the terms and conditions of this Agreement solely in connection with the creation, development and implementation of the Services and for the purposes of publicity in accordance with Section 11.9. VIA may make only such copies of the Client Content as may be necessary to perform its obligations under this Agreement. Except for the limited license set forth in this Section 3.2, Client expressly reserves all other rights in and to the Client Content.

            3.3 CLIENT MARKS. As between Client and VIA, Client shall own all right, title and interest in and to the Client Marks. Client hereby grants to VIA a non-exclusive, non-transferable license to use the Client Marks under the terms and conditions of this Agreement solely in connection with the creation, development and implementation of the Services and for the purposes of publicity in accordance with Section 11.9. VIA shall not use any Client Marks, logos or other identifiers in any manner other than as is expressly provided for in this Agreement, or in any style or variation other than as directed by Client without Client's prior written approval.

            3.4 THIRD PARTY CONTENT. Client acknowledges that in the course of providing services to Client hereunder, VIA may acquire or license the rights to incorporate certain Third Party Content into Deliverables on Client's behalf. Client acknowledges and agrees that it has no ownership interest in such Third Party Content, nor any rights to use, reproduce, copy or distribute such Third Party Content apart from the Deliverables or other than as contemplated by this Agreement.

            3.5 RIGHTS CLEARANCE. Client shall be solely responsible for obtaining any permissions, clearances, releases, rights of use or licenses necessary to use the Client Content and Client Marks in connection with the Services and to allow VIA to make such copies thereof as may be necessary to fulfill its obligations under this Agreement. Without limiting the foregoing, Client shall be solely responsible for obtaining any permissions, clearances, releases, rights of use or licenses necessary for any use of any Client Mark developed and delivered by VIA hereunder. No preliminary rights clearance of the Client Marks undertaken by VIA (if any) shall create any duties in VIA contrary to this Section 3.5 or otherwise relieve Client of its sole responsibility for such clearance.

4.  CONFIDENTIALITY

            4.1 BY VIA. VIA acknowledges that, in performing the Services for Client hereunder, it will have access to or be directly or indirectly exposed to Client Confidential Information. VIA agrees to use reasonable efforts to maintain confidential all Client Confidential Information and shall neither disclose nor use such Client Confidential Information without the express written consent of Client. VIA shall use reasonable measures at least as strict as those VIA uses to protect its own Confidential Information. Such measures shall include, without limitation, requiring employees and independent contractors of VIA to execute a non-disclosure agreement before obtaining access to the Client Confidential Information.

            4.2 BY CLIENT. Client acknowledges that, in the course of its relationship with VIA, it will have access to or be directly or indirectly exposed to VIA Confidential Information. Client agrees to use reasonable efforts to maintain confidential all VIA Confidential Information and shall neither disclose nor use such VIA Confidential Information without the express written consent of VIA. Client shall use reasonable measures at least as strict as those Client uses to protect its own Confidential Information. Such measures shall include, without limitation, requiring employees and independent contractors of Client to execute a non-disclosure agreement before obtaining access to the VIA Confidential Information.

5.  REPRESENTATIONS, WARRANTIES AND COVENANTS

            5.1 BY VIA. VIA represents and warrants and covenants that: (i) except for the Client Marks and Client Content, VIA owns the photographs, copyrighted materials, artwork, and other property it uses in performing services for Client pursuant to the terms of this Agreement; or it has obtained all releases, licenses, permits, or other authorizations necessary for it to use, free of any claims of third parties, such photographs, copyrighted materials, artwork, and other property; and Client's use of any of the foregoing as contemplated in this Agreement will not infringe upon the rights of any third party; provided, however, that Client acknowledges that such third party rights may be infringed upon if Client uses the foregoing in a manner different than contemplated by this Agreement and that VIA makes no representation or warranty with respect to any such different use; (ii) VIA has full authority to enter into this Agreement; (iii) all obligations owed to third parties with respect to the activities contemplated to be undertaken by VIA pursuant to this Agreement are or will be satisfied by VIA, so that Client will have no obligations with respect thereto; and (iv) VIA will comply with all applicable federal, state and local laws and regulations in the performance of its obligations hereunder.

            5.2 BY CLIENT. Client represents, warrants and covenants that: (i) it possesses by ownership, written license or other written agreement all rights and interests in the Client Marks and Client Content; (ii) it has obtained all releases, licenses, permits, or other authorizations necessary for VIA to use the Client Marks and Client Content as contemplated herein; (iii) VIA's use of the Client Marks and Client Content as contemplated herein will not infringe upon the rights of any third parties; (iv) it has full authority to enter into this Agreement; (v) all obligations owed to third parties with respect to the activities contemplated to be undertaken by Client pursuant to this Agreement are or will be fully satisfied by Client so that VIA will have no obligations with respect thereto; and (vi) neither the Client Content nor any Client Mark will infringe upon any U.S. copyright, U.S. patent, trademark, service mark, trade dress, trade secret right or other domestic third party intellectual property or proprietary right.

            5.3 LIMITATIONS ON REPRESENTATIONS, WARRANTIES AND COVENANTS. The representations, warranties and covenants stated in Sections 5.1 and 5.2 above are limited to matters arising under the federal, state or local laws of the United States. THE WARRANTIES STATED IN SECTIONS 5.1 AND 5.2 ABOVE ARE LIMITED AND THEY ARE THE ONLY WARRANTIES MADE BY THE PARTIES HERETO. THE PARTIES DISCLAIM ALL OTHER WARRANTIES, EXPRESS OR IMPLIED. EXPRESSLY EXCLUDED FROM THIS AGREEMENT ARE ALL WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

6.  INDEMNIFICATION

            6.1 BY VIA. VIA agrees to indemnify, defend, and hold harmless Client, its directors, officers, employees and agents with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that it is based upon a claim that any Custom Content infringes any U.S. copyright or other domestic intellectual property right (including, but not limited to, misappropriation of trade secrets and infringement of any copyright in the United States, but specifically excluding trademark claims relating to any Client Marks), but only to the extent that such claim does not arise out of or relate to (i) Client's failure to protect its intellectual property rights as contemplated in Section 1.4 hereof; (ii) Client's alteration of any final work product delivered by VIA and accepted by Client; or (iii) Client's use of any Third Party Content apart from a Deliverable or other than as contemplated by this Agreement. If any Custom Content or any part thereof becomes, or in VIA's opinion is likely to become, the subject of a claim of infringement or misappropriation, VIA shall first discontinue any activities that incorporate the disputed items and may then (i) procure for Client the right to continue using the same or (ii) replace or modify such materials to make them non-infringing. If the alternatives described in the immediately preceding sentence are not available, then Client shall return the infringing proprietary materials and shall be entitled to a refund of the development costs of the infringing proprietary materials.

            6.2 BY CLIENT. Client agrees to indemnify, defend, and hold harmless VIA, its directors, officers, employees and agents with respect to any claim, demand, cause of action, debt or liability, including reasonable attorneys' fees, to the extent that it is based upon a claim (i) that any Client Content or Client Mark infringes any U.S. copyright, trademark or other domestic intellectual property right (including, but not limited to, misappropriation of trade secrets and infringement of any copyright in the United States), (ii) arising out of Client's alteration of final work product delivered by VIA and accepted by Client; or (iii) arising out of Client's use of any Third Party Content apart from a Deliverable or other than as contemplated by this Agreement.

            6.3 GENERAL. In claiming any indemnification hereunder, the party claiming indemnification (the "CLAIMANT") shall promptly provide the other party with written notice of any claim which the Claimant believes calls for indemnification under this Agreement. The Claimant may, at its own expense, assist in the defense if it so chooses, provided that the other party shall control such defense and all negotiations relative to the settlement of any such claim and further provided that any settlement intended to bind the Claimant shall not be final without the Claimant's written consent. Furthermore, the parties intend that their indemnification obligations include any claims relating to workers compensation for which they would not be liable absent such indemnity.

7.  LIMITATIONS ON LIABILITY

            EXCEPT WITH RESPECT TO LIABILITY ARISING FROM A PARTY'S INDEMNIFICATION OBLIGATIONS HEREUNDER: (A) NEITHER PARTY HERETO SHALL BE LIABLE TO THE OTHER FOR INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL OR EXEMPLARY DAMAGES (EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES); (B) THE LIABILITY OF CLIENT HEREUNDER SHALL NOT EXCEED THE FEES, IF ANY, DUE AND OWING TO VIA HEREUNDER; AND (C) VIA'S LIABILITY HEREUNDER SHALL NOT EXCEED AN AMOUNT EQUAL TO THE FEES ACTUALLY RECEIVED BY IT HEREUNDER. THIS LIMITATION OF LIABILITY PROVISION SHALL NOT APPLY TO ANY CLAIMS FOR BODILY INJURY, WRONGFUL DEATH, OR PHYSICAL PROPERTY DAMAGE FOR WHICH EITHER PARTY MAY BE LIABLE.

8.  CHANGE CONTROL PROCEDURE

            Client shall have the right to request from VIA changes in the Scope of Work within a given Supplement. VIA shall evaluate the impact of each requested change, and shall, within a reasonable time, inform Client in writing of the impact, if any, of the proposed change on the cost of the Services or Deliverables. Upon Client's written approval of VIA's written response, such response shall be deemed to be an approved change, and shall be deemed an amendment to the Supplement to which it applies.

9.  TERM AND TERMINATION

            9.1 TERM AND TERMINATION. The term of this Agreement shall commence on the date first set forth above and shall continue until VIA is no longer providing Services for Client, unless this Agreement is earlier terminated. If VIA is no longer providing Services to Client, but VIA and Client subsequently enter into a new Supplement that refers to this Agreement, then this Agreement shall be deemed to have continued in effect notwithstanding such period of non-activity. Either Party may terminate this Agreement upon not less than ninety (90) days' written notice for any reason whatsoever.

            9.2 TERMINATION FOR BREACH. Either Party may terminate this Agreement upon not less than sixty (60) days' written notice if the other Party materially breaches any of the terms of this Agreement provided, however, that this Agreement will not terminate if the non-terminating party has cured the breach within the sixty (60) day period; provided, further, that the notice and cure periods shall be reduced to thirty (30) days in the case of a payment default.

            9.3 TERMINATION FOR BANKRUPTCY AND SIMILAR EVENTS. Either Party may terminate this Agreement, effective immediately upon written notice, if: (i) all or a substantial portion of the assets of the other Party are transferred to an assignee for the benefit of creditors, a receiver or a trustee in bankruptcy;
(ii) a proceeding is commenced by or against the other party for relief under bankruptcy or similar laws and such proceeding is not dismissed within sixty
(60) days; or (iii) the other Party is adjudged bankrupt or insolvent.

            9.4 OBLIGATIONS UPON TERMINATION OR EXPIRATION. Upon termination or expiration of this Agreement, VIA shall as soon as practical return to Client all copies of Client Confidential Information in the possession or control of VIA, and Client shall immediately return to VIA all copies of VIA Confidential Information, including without limitation all non-selected deliverables and all drafts of work product and all copies thereof remaining in Client's possession.

            9.5 SURVIVAL. The provisions of Articles 2, 3, 4, 5, 6, 7, 9 and 11 shall survive the expiration or termination of this Agreement.

10.  DEFINITIONS

            10.1 CLIENT CONFIDENTIAL INFORMATION. The term "Client Confidential Information" shall mean written or tangible information in the possession or under the control of Client relating to the technical, marketing, product and/or business affairs of Client stamped "confidential" or "proprietary" or with a similar legend, which is disclosed to VIA as a result of this Agreement. Client Confidential Information shall not include information which: (i) VIA can demonstrate was in the possession of VIA from a source other than Client prior to the time of its disclosure to VIA hereunder ("TIME OF DISCLOSURE"); (ii) was in the public domain prior to the Time of Disclosure or became part of the public domain after the Time of Disclosure without breach of this Agreement by VIA; (iii) was supplied to VIA after the Time of Disclosure without restriction by a third party who was under no obligation to Client to maintain such information in confidence; (iv) VIA can demonstrate is or was independently developed by or for VIA; or (v) is or was approved for release by written consent of Client.

            10.2 CLIENT CONTENT. The term "Client Content" shall mean all text, graphics, multi-media, user interface design and other presentation layer materials provided by Client to VIA, in any form or media.


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

            10.3 CLIENT MARKS. The term "Client Marks" shall mean the trademarks, trade names, service marks, domain names, or logos owned, controlled, or licensed by Client, specifically including any trademark, service mark, trade name, trade dress, logo, design or other device intended to identify Client's goods or services, developed and delivered by VIA hereunder and selected by Client in accordance with Section 1.

            10.4 CUSTOM CONTENT. The term "Custom Content" shall mean all final work product including text, graphics, multi-media, and other materials, in any form or media, including electronic files, created, developed and provided by VIA or its subcontractors specifically for Client pursuant to this Agreement, specifically excluding Client Content, Client Marks, any Non-Selected Deliverables, any Third Party Content and any drafts of the work product. Custom Content shall not include any ideas, concepts, processes, analysis, skills or know-how, whether in VIA's possession prior to, or developed by VIA during, the provision of Services under this Agreement. Custom Content shall not include any software code or web site design created or provided by VIA. Any such software code or web site design shall be governed by the terms of a separate Technology Development Agreement entered into, or to be entered into, between the parties.

            10.5 DELIVERABLES. The term "Deliverables" shall mean any item to be delivered by VIA to Client pursuant to this Agreement, including Custom Content.

            10.6 EXPENSES. The term "Expenses" shall mean expenditures incurred by VIA for copying, postage, overnight mail, messenger service, third party services, project related travel and similar out-of-pocket costs, incurred in the performance of its obligations under this Agreement. Expenses shall also include reasonable fees for reformatting any electronic files at Client's request. Expenses will be billed in accordance with payment terms outlined in sections 2.1, 2.2, and 2.3 of this document.

            10.7 NON-SELECTED DELIVERABLES. The term "Non-Selected Deliverables" has the meaning set forth in Section 1.

            10.8 SERVICES. The term "Services" shall mean the services provided by VIA to Client hereunder.

            10.9  TERM.  The term "Term" shall have the meaning set forth in
Section 9.1.

            10.10 THIRD PARTY CONTENT. The term "Third Party Content" shall mean any text, graphics, photographs, artwork, multi-media, software or other material created, developed and provided by any third party to VIA in connection with VIA's performance of the Services hereunder and (i) incorporated into any deliverable and (ii) identified by VIA as Third Party Content.

            10.11 VIA CONFIDENTIAL INFORMATION. The term "VIA Confidential Information" shall mean written or tangible information in the possession or under the control of VIA relating to VIA's technical information, marketing information, product information and/or business affairs, stamped "confidential" or "proprietary" or with a similar legend which is disclosed to Client as a result of this Agreement and shall in any event include all drafts of work product and all Non-Selected Deliverables. VIA Confidential Information shall not include information which: (i) Client can demonstrate was in the possession of Client from a source other than VIA prior to the time of its disclosure to Client hereunder ("TIME OF DISCLOSURE"); (ii) was in the public domain prior to the Time of Disclosure or became part of the public domain after the Time of Disclosure without breach of this Agreement by Client; (iii) was supplied to Client after the Time of Disclosure without restriction by a third party who was under no obligation to VIA to maintain such information in confidence; (iv) Client can demonstrate is or was independently developed by or for Client; or
(v) is or was approved for release by written consent of VIA.

11.  GENERAL

      11.1 NO JOINT VENTURE. The Parties agree and acknowledge that VIA is an independent contractor. This Agreement shall not be deemed to create a partnership or joint venture and neither Party is the other's agent, partner, employee, or representative. Notwithstanding the foregoing, the parties agree that VIA is authorized to act as Client's agent in the procurement, on Client's behalf, of tangible personal property from outside sources. Nothing herein contained shall give or is intended to give any rights of any kind to any third persons.

            11.2 VIA'S CONTINUING BUSINESS. Client acknowledges that VIA is in the business of, among other things, creating and designing marketing and internet strategies for clients. Client acknowledges and agrees that, notwithstanding anything in this Agreement to the contrary or the termination of this Agreement, VIA shall be entitled, on behalf of its other and future clients, to use, disclose and otherwise employ any ideas, concepts, know-how and skills that VIA may have developed in the course of performing services under this Agreement and Client shall not assert against VIA any prohibition or restraint under this Agreement against doing so.

            11.3 FORCE MAJEURE. Nether Party shall be deemed in default of this Agreement to the extent that performance of its obligations or attempts to cure any breach are delayed, restricted or prevented by reason of any act of God, fire, natural disaster, act of government, strikes or labor disputes, inability to provide raw materials, power or supplies, or any other act or condition beyond the reasonable control of the party in question.

            11.4 PARTIAL INVALIDITY. Should any provision of this Agreement be held to be void, invalid or inoperative, the remaining provisions of this Agreement shall not be affected and shall continue in effect and the invalid provision shall be deemed modified to the least degree necessary to remedy such invalidity.

            11.5 NO WAIVER. The failure of either Party to partially or fully exercise any right or the waiver by either party of any breach, shall not prevent a subsequent exercise of such right or be deemed a waiver of any subsequent breach of the same or any other term of this Agreement.

            11.6 ASSIGNMENT. Except as otherwise provided herein, neither party may assign any of its rights or obligations under this Agreement to any other entity without the other party's prior written consent, which consent shall not be withheld unreasonably. All the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of, and shall be enforceable by the respective successors and assigns of the Parties.

            11.7 NOTICES. Any notice required or permitted to be sent shall be in writing and shall be sent in a manner requiring a signed receipt, and if mailed then mailed by registered or certified mail, return receipt requested to the address indicated above. Notice is effective upon receipt.

            11.8 NON-SOLICITATION. Each party acknowledges that the other has expended resources in the hiring and training of qualified employees. Accordingly, during the Term and for a period of six (6) months thereafter, each party agrees not to solicit for employment or employ any person who is or was, during the Term, an employee of the other party and was introduced to such party in connection with this Agreement, without the other party's prior written consent.

            11.9 PUBLICITY AND ATTRIBUTION. VIA may use Client's name and identity in communications with prospective customers and may display the publicly-available Deliverables as an example of its services to such prospective customers. Except as set forth above, each party agrees not to refer to the existence of this Agreement or its relationship with the other party in press releases or advertising materials, without the other party's prior written consent, which consent shall not be withheld unreasonably.

            11.10 ENTIRE AGREEMENT. This Agreement, including all Supplements, sets forth the entire agreement between the Parties on this subject and supersedes all prior negotiations, understandings and agreements between the Parties concerning the subject matter. No amendment or modification of this Agreement shall be made except by a writing signed by the Party to be bound thereby or the successor or assign of such Party.

            11.11 COUNTERPARTS. This Agreement may be executed in counterparts, and each of which shall be deemed an original and all of which together shall constitute one and the same document.

                ---------------------------------------------
                      End of Standard Terms and Conditions.